UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 4, 2011

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Level 3 Communications, Inc. (“Level 3” or “we” or “us” or “our”) held a special meeting of stockholders on August 4, 2011 (the “August 2011 Special Meeting”).  At the meeting, stockholders present in person or by proxy voted on the matters described below.  The votes noted below are the final voting results.

There were 1,704,954,595 shares of our common stock entitled to vote at the August 2011 Special Meeting and a total of 1,492,005,681 shares (87.51%) were represented at the meeting in person or by proxy.

1.               To approve the issuance of shares of Level 3 common stock to Global Crossing Limited shareholders pursuant to the Amalgamation as contemplated by the Agreement and Plan of Amalgamation, dated as of April 10, 2011, by and among Global Crossing, Ltd., Level 3 Communications, Inc. and Apollo Amalgamation Sub, Ltd., a direct wholly owned subsidiary of Level 3:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

1,126,070,946	4,516,374	877,747	360,540,614

2.               To approve an amendment to Level 3’s Restated Certificate of Incorporation increasing the number of authorized shares of Level 3’s common stock, par value $.01 per share, by 1.5 billion from 2.9 billion to 4.4 billion.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

1,452,264,298	37,532,133	2,209,250	0

3.               To authorize the transaction of such other business as may properly come before the August 2011 Special Meeting or any adjournments or postponements thereof.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

1,449,355,801	37,814,262	4,835,618	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein

Neil J. Eckstein, Senior Vice President

Date: August 4, 2011